UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 20, 2011

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On September 20, 2011, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2012 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2012; (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote); and (iv) voted, on an advisory basis, to conduct Say on Pay votes every year.  The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect five directors to serve until the 2012 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	10,645,084	188,652	1,745,478
Patrick B. Flavin	10,771,108	62,628	1,745,478
Kenneth R. Larson	10,772,083	61,653	1,745,478
Kenneth W. McAllister	10,772,083	61,653	1,745,478
Franklin N. Saxon	10,761,383	72,353	1,745,478

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2012

For	12,560,037
Against	2,023
Abstain	17,154
Broker Non-Votes	0

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	9,383,176
Against	21,418
Abstain	1,429,142
Broker Non-Votes	1,745,478

Proposal 4:  Advisory vote on the frequency of Say on Pay votes on executive compensation

One year	9,024,874
Two years	69,436
Three years	303,885
Abstain	1,435,541
Broker Non-Votes	1,745,478

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 22, 2011

Culp, Inc.

By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer